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                                   EXHIBIT A
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     The undersigned agree that a statement on Schedule 13D to be filed with the
Securities and Exchange Commission on November 13, 1995, will be filed on behalf of each of them.


                         FCN PROPERTIES CORPORATION

                         By: /s/ Charles Nirenberg
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                             Charles Nirenberg, President


                         /s/ Charles Nirenberg
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                         Charles Nirenberg